UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 26, 2014, the Board of Directors (the “Board”) of StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (the “Company”), elected Leo J. Pound to serve as a director of StoneMor GP, as reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 2, 2014 (the “Initial 8-K”). At the time of the filing of the Initial 8-K with the SEC, Mr. Pound’s committee assignments had not been determined. The Company is filing this Current Report on Form 8-K/A to report that, on November 10, 2014, the Board appointed Mr. Pound to serve as a member of the Audit Committee of the Board effective immediately after Fenton R. Talbott’s resignation as a member of the Audit Committee on November 10, 2014. Mr. Talbott continues to serve as the Chairman of the Compensation, Nominating and Governance, and Compliance Committee (the “Compensation Committee”) of the Board.

(e) On November 13, 2014, the Company held the Special Meeting of Unitholders of the Company (the “Special Meeting”), at which the unitholders approved the StoneMor Partners L.P. 2014 Long-Term Incentive Plan (the “Incentive Plan”). Capitalized terms which are used but not defined in this Current Report on Form 8-K/A shall have the meanings ascribed to such terms in the Incentive Plan.

The purpose of the Incentive Plan is to promote the interests of the Company, StoneMor GP and their respective Affiliates by providing to Employees, Consultants and Directors incentive compensation Awards. The Incentive Plan is also contemplated to enhance the ability of the Company, StoneMor GP and their respective Affiliates to attract and retain the services of individuals who are essential for the Company’s growth and profitability and to encourage them to devote their best efforts to advancing the Company’s business.

Awards that can be granted under the Incentive Plan include Phantom Units, Restricted Units, Options, Unit Appreciation Rights, Distribution Equivalent Rights, Unit Awards, Cash Awards, and Performance Awards. The Incentive Plan is administered by the Compensation Committee. The Compensation Committee has full power and authority to designate Participants, to determine the type of Awards to be granted to a Participant, to determine the number of Units to be covered by Awards, determine the terms and conditions of any Award, to interpret and administer the Incentive Plan and any instrument or agreement relating to an Award made under the Incentive Plan, and to make any other determination and take any other action that the Compensation Committee deems necessary for the administration of the Incentive Plan.

The foregoing summary of the Incentive Plan is not intended to be complete and is qualified in its entirety by reference to the Incentive Plan, which is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting held on November 13, 2014, the Company’s unitholders (i) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and (ii) approved the Incentive Plan, as described in Item 5.02 above.

The final voting results for each proposal were as follows:

(1)	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm:

Votes For	24,605,456

Votes Against	199,930

Abstentions	168,276

Broker Non-Votes	0

(2)	Approval of the Incentive Plan:

Votes For	6,593,302

Votes Against	1,600,423

Abstentions	222,489

Broker Non-Votes	16,557,452

Because sufficient votes were received to approve the Incentive Plan, the proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Incentive Plan was not voted upon at the Special Meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	StoneMor Partners L.P. 2014 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on October 9, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC its general partner

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer

Date: November 14, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	StoneMor Partners L.P. 2014 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on October 9, 2014).